Exhibit 5.11

July 18, 2005

IC Media Corporation

5201 Great America Pkwy

Suite 422 (Techmart Building)

Santa Clara, California 95054

Dechert LLP

30 Rockefeller Plaza

New York, New York 10112

Re:	Form S-4 Registration Statement (Reg. 333-126019)

Ladies and Gentlemen:

We have acted as special counsel to IC Media Corporation, a California company (the “Company”), in connection with the filing of the Registration Statement on Form S-4 (Registration No. 333-126019) originally filed by MagnaChip Semiconductor SA, a société anonyme organized under the laws of Luxembourg (“Luxco”), MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finco” and, together with Luxco, the “Issuers”), the Company and the other registrants (together with the Company, the “Guarantors”) on June 21, 2005 with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (as amended, the “Registration Statement”). Upon the effectiveness of the Registration Statement, the Issuers and the Guarantors propose to offer to exchange (the “Exchange Offer”) up to:

(i) $300,000,000 aggregate principal amount of the Issuers’ new Floating Rate Second Priority Senior Secured Notes due 2011 (the “New Floating Rate Second Lien Notes”) and the guarantees thereof by the Guarantors (the “New Floating Rate Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding Floating Rate Second Priority Senior Secured Notes due 2011 and the guarantees thereof by the Guarantors;

(ii) $200,000,000 aggregate principal amount of the Issuers’ new 6  7/8% Second Priority Senior Secured Notes due 2011 (the “New Fixed Rate Second Lien Notes” and, together with the New Floating Rate Second Lien Notes, the “New Second Lien Notes”) and the guarantees thereof by the Guarantors (the “New Fixed Rate Second Lien Note Guarantees” and, together with the New Floating Rate Second Lien Note Guarantees, the “New Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding 6  7/8% Second Priority Senior Secured Notes due 2011 and the guarantees thereof by the Guarantors; and

(iii) $250,000,000 aggregate principal amount of the Issuers’ new 8% Senior Subordinated Notes due 2014 (the “New Subordinated Notes” and, together with the New Second Lien Notes, the “New Notes”) and the guarantees thereof by the Guarantors (the “New Subordinated Note Guarantees” and, together with the New Second Lien Note Guarantees, the “New Note Guarantees”) registered under the Securities Act, for an equal principal amount of the Issuers’ outstanding 8% Senior Subordinated Notes due 2014 and guarantees thereof by the Guarantors, pursuant to the Registration Rights Agreements by and among the Issuers, the Guarantors named therein, and UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., incorporated by reference as Exhibits 4.4 and 4.7 to the Registration Statement. The New Second Lien Notes and the New Second Lien Note Guarantees are to be issued pursuant to the terms of the Indenture by and among the Issuers, the Guarantors named therein, The Bank of New York, (the “Trustee”) and U.S. Bank National Association, incorporated by reference

IC Media Corporation

Dechert LLP

July 18, 2005

as Exhibit 4.1 to the Registration Statement (the “Second Lien Indenture”). The New Subordinated Notes and the New Subordinated Note Guarantees are to be issued pursuant to the terms of the Indenture by and among the Issuers, the Guarantors named therein and the Trustee, incorporated by reference as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture” and, together with the Second Lien Indenture, the “Indentures”).

As such special counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable, necessary or appropriate for the purpose of rendering this opinion, including originals or copies identified to us as being true copies of the originals of the following:

(A) the Registration Statement;

(B) the Indentures;

(C) the form of New Note Guarantees to be entered into by the Company;

(D) the form of New Notes;

(E) the Articles of Incorporation and Bylaws of the Company, each in effect as of the date hereof; and

(F) A certificate of the Secretary of State of the State of California, dated July 5, 2005, with respect to the standing of the Company as a corporation incorporated under the laws of the State of California and a tax status certificate from the Franchise Tax Board of the State of California dated July 5, 2005.

In such examination, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the legal capacity of all individuals, the authority of all persons entering and maintaining records or executing documents and certificates (other than persons executing New Note Guarantees on behalf of the Company), the due execution and delivery of all documents (except as to due execution and delivery of New Note Guarantees by the Company where due execution and delivery are a prerequisite to the effectiveness thereof), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents and certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company, including the completeness, truth and accuracy of any official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials.

We have assumed that the Indentures have been duly authorized, executed and delivered by each of the parties thereto and constitute the legal, valid and binding agreements of each of the parties thereto.

We have assumed that the members of the Company’s Board of Directors have complied with their fiduciary duties in connection with the approval and authorization of the Registration Statement, the Exchange Offer, the New Notes and the New Note Guarantees and we have assumed that the Exchange Offer, the New Note Guarantees and the transactions contemplated thereby were fair, just and reasonable to the Company at the time of their authorization by the Company’s Board of Directors within the meaning of Section 310 of the California General Corporations Law.

IC Media Corporation

Dechert LLP

July 18, 2005

We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California.

The opinions hereinafter expressed are subject to the following additional qualifications:

(a) We express no opinion as to: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors; (ii) the effect of judicial decisions that may permit the introduction of extrinsic evidence to modify the terms or interpretation of the Indentures or the New Note Guarantees; (iii) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity); (iv) compliance with the anti-fraud provisions of applicable securities laws; (v) compliance with or the effect of any usury laws, statutes, rules, regulations or similar restrictions; or (vi) compliance with federal or state antitrust laws, statutes, rules or regulations;

(b) We express no opinion as to any financial matter of the Company or as to the ability of the Company to meet any financial test that may be necessary or required in connection with the Company’s performance of its obligations under the New Note Guarantees to which the Company is a party, including any solvency requirement under applicable state law or otherwise.

(c) Our opinions are as to the New Note Guarantees to which the Company is a party only, address only such New Note Guarantees and do not address any agreement or other document referred to or incorporated by reference in such New Note Guarantees; and

(d) With respect to the opinion expressed in paragraph 1 below regarding corporate existence, we have relied solely upon the certificates referenced in paragraph F above.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under California law.

2. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the New Note Guarantees to the extent it is a party thereto.

3. The execution, delivery and performance of each of the New Note Guarantees has been duly authorized by the Company to the extent it is a party thereto.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Other than in connection with the Registration Statement, this opinion is not to otherwise be made available to or relied upon by any person other than the addressees, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/    GREENBERG TRAURIG, LLP